Page 2 of 32 Table of Contents Page Executive Summary 3 Corporate Information 6 Consolidated Balance Sheets 8 Consolidated Statements of Operations 9 Funds from Operations & Adjusted Funds from Operations 10 Consolidated Same-Store Property Performance 11 NOI Detail 12 Debt Summary & Debt Metrics 13 Debt Maturities, Composition & Hedging Instruments 14 Debt Covenant Compliance 15 Existing Portfolio Summary 16 Office Properties by Location 17 Office Properties Occupancy Detail 18 15 Largest Office Tenants 19 Studio Properties & Services 20 Office Leasing Activity 21 Expiring Office Leases Summary 22 Uncommenced, Backfilled & Expiring Office Leases—Next Eight Quarters 23 In Process & Future Development Pipeline 25 Consolidated & Unconsolidated Ventures 26 Definitions 27 Non-GAAP Reconciliations 30 Hudson Pacific Properties, Inc. is referred to herein as the “Company,” “Hudson Pacific,” “HPP,” “we,” “us,” or “our.” This Supplemental Information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. You should not rely on forward-looking statements as predictions of future events. Forward-looking statements involve numerous risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statement made by us. These risks and uncertainties include, but are not limited to: adverse economic or real estate developments in our target markets; general economic conditions; defaults on, early terminations of or non-renewal of leases by tenants; fluctuations in interest rates and increased operating costs; our failure to obtain necessary outside financing, maintain an investment grade rating or maintain compliance with covenants under our financing arrangements; our failure to generate sufficient cash flows to service our outstanding indebtedness and maintain dividend payments; lack or insufficient amounts of insurance; decreased rental rates or increased vacancy rates; difficulties in identifying properties to acquire or dispose and completing acquisitions or dispositions; our failure to successfully operate acquired properties and operations; our failure to maintain our status as a REIT; the loss of key personnel; environmental uncertainties and risks related to adverse weather conditions and natural disasters; financial market and foreign currency fluctuations; risks related to acquisitions generally, including the diversion of management’s attention from ongoing business operations and the impact on customers, tenants, lenders, operating results and business; the inability to successfully integrate acquired properties, realize the anticipated benefits of acquisitions or capitalize on value creation opportunities; changes in the tax laws and uncertainty as to how those changes may be applied; changes in real estate and zoning laws and increases in real property tax rates; and other factors affecting the real estate industry generally. These factors are not exhaustive. For a discussion of important risks related to Hudson Pacific’s business and an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information, see the discussion under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K as well as other risks described in documents we file with the Securities and Exchange Commission, or SEC. You are cautioned that the information contained herein speaks only as of the date hereof and Hudson Pacific assumes no obligation to update any forward-looking information, whether as a result of new information, future events or otherwise. This Supplemental Information also includes non-GAAP financial measures, which are accompanied by what we consider the most directly comparable financial measures calculated and presented in accordance with GAAP. In addition, quantitative reconciliations of the differences between the most directly comparable GAAP and non-GAAP financial measures presented are also provided within this Supplemental Information. Definitions of these non-GAAP financial measures, along with that of HPP’s Share of certain of these measures, can be found in the Definitions section of this Supplemental information.

Executive Summary

Three Months Ended March 31, 2025

"Our team continues to execute across the business, working to maximize flexibility, lease space and grow occupancy. To date, we have not experienced any tariff-related impacts to tenant demand, but rather we continue to see signs of improving or stabilizing fundamentals," commented Victor Coleman, Hudson Pacific's Chairman and CEO.

"Following our best office leasing quarter in nearly three years, our pipeline further increased to 2.1 million square feet, including over 700,000 square feet of later-stage deals, a significant portion of which have subsequently been signed. Starting in the second half of this year, our office lease expirations will be among the lowest in the sector. We are also energized by record flows of venture capital with the largest investments focused on west coast companies in the hyper-growth, office-first AI industry. On the studio side, we are poised to benefit from potential financial support coming from federal, state and local sources, all of which could propel demand later this year. To that point, our team is already having success in capturing an outsized portion of high-caliber production leads to improve occupancy.

"We are also delivering on asset sales, cost savings and debt reduction to enhance our balance sheet and liquidity. Our ongoing efforts are focused on strengthening our company's position as one the preeminent owners of west coast properties that generates strong sustained cashflow and value for our shareholders."

Unaudited, in thousands, except share data	Three Months Ended 3/31/25	3/31/24
OPERATIONAL HIGHLIGHTS		
Office		
In-service % occupied	75.1 %	79.0 %
In-service % leased	76.5 %	80.5 %
Leases executed (square feet)	630,295	508,615
% change in GAAP rent	4.8 %	6.2 %
% change in cash rent	(13.6)%	(5.4)%
Weighted average lease term (in months)	128.1	64.7
Net effective rent per square foot	$ 44.12	$ 39.08
Studio		
In-service stage % leased	78.7 %	79.4 %
In-service total % leased	73.8 %	76.9 %
FINANCIAL HIGHLIGHTS		
Total revenues	$ 198,459	$ 214,023
Net loss attributable to common stockholders	$ (74,708)	$ (52,202)
Net loss per diluted share	$ (0.53)	$ (0.37)
FFO (excluding specified items) per common stock/unit—diluted(1)	$ 0.09	$ 0.17
FFO per common stock/unit—diluted(1)	$ 0.02	$ 0.15
AFFO per common stock/unit—diluted(1)	$ 0.01	$ 0.19
AFFO payout ratio(1)	— %	27.6 %
GAAP same-store NOI growth(2)	(7.9)%	(15.7)%
Cash same-store NOI growth(2)	(9.9)%	(12.9)%
Weighted average common stock/units outstanding—diluted	147,093	146,221
BALANCE SHEET HIGHLIGHTS		
HPP's share of debt, net/HPP's share of undepreciated book value(3)	39.0 %	36.8 %
HPP's share of debt, net/cash adjusted EBITDAre for selected ratios(3)	12.6x	10.7x
Weighted average years to maturity—HPP's share of secured and unsecured debt	2.9	3.4
Unsecured revolving credit facility undrawn capacity	$ 752,000	$ 620,000
Unrestricted cash and cash equivalents	$ 86,474	$ 114,305

Note: Definitions for commonly used terms on pages 27-29.
(1) See page 10 for a reconciliation of net loss to FFO and AFFO.
(2) See page 12 for cash NOI reconciliation.
(3) See pages 30-32 for non-GAAP reconciliations.

Page 3 of 32

Page 4 of 32 Executive Summary (continued) Three Months Ended March 31, 2025 Financial Results Compared to First Quarter 2024 • Total revenue of $198.5 million compared to $214.0 million, primarily due to asset sales and lower office occupancy • Net loss attributable to common stockholders of $74.7 million, or $0.53 per diluted share, compared to net loss of $52.2 million, or $0.37 per diluted share, largely attributable to items affecting revenue, as well as one-time lease termination fees associated with Quixote cost-cutting initiatives and a non-cash impairment related to a potential asset sale • FFO, excluding specified items, of $12.9 million, or $0.09 per diluted share, compared to $24.2 million, or $0.17 per diluted share, mostly attributable to the items affecting revenue. Specified items consisted of one- time Quixote cost-cutting expenses of $7.3 million, or $0.05 per diluted share; a loss on early extinguishment of Element LA debt of $1.9 million, or $0.01 per diluted share; and a non-cash derivative fair value adjustment of $0.7 million, or $0.00 per diluted share. Specified items for the first quarter of 2024 consisted of transaction related expenses of $2.2 million, or $0.01 per diluted share • FFO of $3.1 million, or $0.02 per diluted share, compared to $22.0 million, or $0.15 per diluted share • AFFO of $1.7 million, or $0.01 per diluted share, compared to $28.5 million, or $0.19 per diluted share, primarily resulting from the items affecting FFO along with increased recurring capital expenditures • Same-store cash NOI of $93.2 million, compared to $103.4 million, primarily due to lower office occupancy Leasing • Executed 62 new and renewal leases totaling 630,295 square feet, including a new lease with the City and County of San Francisco for 232,000 square feet with a 20-year term at 1455 Market • GAAP rents increased 4.8% while cash rents decreased 13.6% from prior levels, with the change largely attributable to new leasing activity in the San Francisco Bay Area. Excluding the aforementioned large lease at 1455 Market, cash rents would have decreased 8.8%, but roughly in line sequentially • In-service office portfolio ended the quarter at 75.1% occupied and 76.5% leased, compared to 78.3% occupied and 78.9% leased in the fourth quarter last year, with the change in occupancy primarily due to a single known vacate at 1455 Market, a portion of which was backfilled by the aforementioned City and County of San Francisco lease • On average over the trailing 12 months, the in-service studio portfolio was 73.8% leased, in line with fourth quarter last year, and the stages were 78.7% leased, up from 76.8%, with the increase in stage occupancy attributable to additional leasing at Sunset Las Palmas Studios Transactions • Sold office properties Foothill Research Center in Palo Alto and Maxwell in the Los Angeles Arts District through separate transactions for in aggregate $69.0 million before prorations and closing costs, with net proceeds from both transactions used to repay amounts outstanding on the unsecured revolving credit facility • Subsequent to the quarter, entered into a contract to sell 625 Second in San Francisco for $28.0 million before prorations and closing costs Balance Sheet as of March 31, 2025 • Completed a commercial mortgage-backed securities financing for a portfolio of six office properties ("Office Portfolio CMBS") with total gross proceeds of $475 million with a five-year term, and used net proceeds to fully repay a $168 million loan secured by Element LA and the balance to repay amounts outstanding on the unsecured revolving credit facility and for general corporate purposes • $838.5 million of total liquidity comprised of $86.5 million of unrestricted cash and cash equivalents and $752.0 million of undrawn capacity under the unsecured revolving credit facility • $122.8 million, or $31.4 million at HPP's share, of undrawn capacity under the construction loan secured by Sunset Pier 94 Studios • HPP's share of net debt to HPP's share of undepreciated book value was 39.0% with 85.4% of debt fixed or capped with weighted average interest rate of 5.1% and no maturities until December 2025 Note: Definitions for commonly used terms on pages 27-29.

Page 5 of 32 Executive Summary (continued) Three Months Ended March 31, 2025 Note: Definitions for commonly used terms on pages 27-29. • Subsequent to the quarter, entered into agreements related to the Office Portfolio CMBS loan to fix SOFR at 3.4075% as of April 4, 2025 on $250.0 million, and to cap SOFR at 3.35% effective April 15, 2025 on $224.2 million, following which on a proforma basis 98.9% of debt would be fixed or capped with a weighted average interest rate of 4.9% • Subsequent to the quarter, tendered for the repayment of all private placement notes (Series B, C, and D), resulting in $254.0 million of Series B and $50.0 million of Series C repaid to date, with the remaining balances scheduled for repayment no later than May 9, 2025 Dividend • The Company's Board of Directors declared and paid a dividend on its 4.750% Series C cumulative preferred stock of $0.296875 per share

Page 6 of 32 Corporate Information Executive Management: Victor J. Coleman Chief Executive Officer and Chairman Mark Lammas President Lisa Burelli Chief People Officer Harout Diramerian Chief Financial Officer Drew B. Gordon Chief Investment Officer Kay L. Tidwell Executive Vice President, General Counsel and Chief Risk Officer Andy Wattula Chief Operating Officer Hudson Pacific Properties (NYSE: HPP) is a real estate investment trust serving dynamic tech and media tenants in global epicenters for these synergistic, converging and secular growth industries. Hudson Pacific’s unique and high-barrier tech and media focus leverages a full-service, end-to-end value creation platform forged through deep strategic relationships and niche expertise across identifying, acquiring, transforming and developing properties into world-class amenitized, collaborative and sustainable office and studio space. Christopher Barton Executive Vice President, Development and Capital Investments Stefanie Bourne Executive Vice President, Studios Laura Campbell Executive Vice President, Investor Relations and Marketing Steven Jaffe Executive Vice President, Business Affairs Shawn McGarry Executive Vice President, Northern California Office Operations Anne Mehrtens Executive Vice President, Studio Real Estate and Southern California Office Operations Dale Shimoda Executive Vice President, Finance Jim Soutter Executive Vice President, Engineering Arthur X. Suazo Executive Vice President, Leasing Chuck We Executive Vice President, Pacific Northwest/Canada Office Operations Christy Haubegger Executive Vice President and Chief Enterprise Inclusion Officer (retired), WarnerMedia Mark D. Linehan President and Chief Executive Officer, Wynmark Company Michael Nash Co-Founder and Chairman (retired), Blackstone Real Estate Debt Strategies Barry Sholem Founder and Partner, MSD Partners, L.P. and Chairman and Senior Advisor, BDT & MSD Partners Andrea Wong President (retired), International Production, Sony Pictures Television Victor J. Coleman Chairman of the Board, Chief Executive Officer, Hudson Pacific Properties, Inc. Theodore R. Antenucci President and Chief Officer, Catellus Development Corporation Ebs Burnough Managing Director, Hatch House Media and President and Founder, Ebs Burnough Solutions International Jonathan M. Glaser Managing Member, JMG Capital Management LLC Robert L. Harris II Executive Chairman (retired), Acacia Research Corporation Board of Directors:

Corporate Information (continued)

Corporate Contact:

Corporate Headquarters
11601 Wilshire Boulevard
Ninth Floor
Los Angeles, CA 90025
(310) 445-5700

Website
www.hudsonpacificproperties.com

Investor Relations
Laura Campbell
Executive Vice President, Investor Relations and Marketing
(310) 622-1702

Equity Research Coverage:

BMO Capital Markets
John Kim
(212) 885-4115

BTIG
Tom Catherwood
(212) 738-6140

Citigroup Global Markets
Seth Bergey
(212) 816-2066

Goldman Sachs
Caitlin Burrows
(212) 902-4736

Green Street Advisors
Dylan Burzinski
(949) 640-8780

Jefferies LLC
Peter Abramowitz
(212) 336-7241

Mizuho Securities
Vikram Malhotra
(212) 282-3827

Morgan Stanley
Ronald Kamdem
(212) 296-8319

Piper Sandler & Company
Alexander Goldfarb
(212) 466-7937

Scotiabank
Nicholas Yulico
(212) 225-6904

Wedbush
Richard Anderson
(212) 931-7001

Wells Fargo Securities
Blaine Heck
(443) 263-6529

Wolfe Research
Andrew Rosivach
(646) 582-9250

Rating Agencies:

Fitch Ratings
Peter Siciliano
(646) 582-4760

Moody's Investor Service
Ranjini Venkatesan
(212) 553-3828

Standard & Poor's
Hannah Gray
(646) 784-0134

Page 7 of 32

Page 8 of 32 Consolidated Balance Sheets In thousands, except share data 3/31/25 12/31/24 (Unaudited) ASSETS Investment in real estate, net $ 6,356,453 $ 6,442,178 Non-real estate property, plant and equipment, net 128,365 127,067 Cash and cash equivalents 86,474 63,256 Restricted cash 47,452 35,921 Accounts receivable, net 11,448 14,505 Straight-line rent receivables, net 200,076 199,748 Deferred leasing costs and intangible assets, net 318,254 327,514 Operating lease right-of-use assets 353,722 370,826 Prepaid expenses and other assets, net 85,857 90,114 Investment in unconsolidated real estate entities 227,856 221,468 Goodwill 156,529 156,529 Assets associated with real estate held for sale 25,905 83,113 TOTAL ASSETS $ 7,998,391 $ 8,132,239 LIABILITIES AND EQUITY Liabilities Unsecured and secured debt, net $ 4,178,343 $ 4,176,844 Joint venture partner debt 66,136 66,136 Accounts payable, accrued liabilities and other 192,980 193,861 Operating lease liabilities 369,484 380,004 Intangible liabilities, net 20,807 21,838 Security deposits, prepaid rent and other 74,975 84,708 Liabilities associated with real estate held for sale 510 31,117 Total liabilities 4,903,235 4,954,508 Redeemable preferred units of the operating partnership 8,394 9,815 Redeemable non-controlling interest in consolidated real estate entities 48,377 49,279 Equity HPP stockholders' equity: 4.750% Series C cumulative redeemable preferred stock, $0.01 par value, $25.00 per share liquidation preference,18,400,000 authorized; 17,000,000 shares outstanding at 3/31/25 and 12/31/24 425,000 425,000 Common stock, $0.01 par value, 481,600,000 authorized, 141,392,410 and 141,279,102 shares outstanding at 3/31/25 and 12/31/24, respectively 1,403 1,403 Additional paid-in capital 2,362,920 2,437,484 Accumulated other comprehensive loss (7,074) (8,417) Total HPP stockholders’ equity 2,782,249 2,855,470 Non-controlling interest—members in consolidated real estate entities 160,212 169,452 Non-controlling interest—units in the operating partnership 95,924 93,715 Total equity 3,038,385 3,118,637 TOTAL LIABILITIES AND EQUITY $ 7,998,391 $ 8,132,239

Page 9 of 32 Consolidated Statements of Operations Unaudited, in thousands, except per share data Three Months Ended 3/31/25 3/31/24 REVENUES Office Rental revenues $ 158,393 $ 171,427 Service and other revenues 6,818 3,648 Total office revenues 165,211 175,075 Studio Rental revenues 13,652 13,600 Service and other revenues 19,596 25,348 Total studio revenues 33,248 38,948 Total revenues 198,459 214,023 OPERATING EXPENSES Office operating expenses 72,277 72,947 Studio operating expenses 40,981 37,109 General and administrative 18,483 19,710 Depreciation and amortization 93,085 91,854 Total operating expenses 224,826 221,620 OTHER EXPENSES Loss from unconsolidated real estate entities (1,254) (743) Fee income 1,359 1,125 Interest expense (43,505) (44,089) Interest income 435 854 Management services reimbursement income—unconsolidated real estate entities 975 1,156 Management services expense—unconsolidated real estate entities (975) (1,156) Transaction-related expenses — (2,150) Unrealized loss on non-real estate investments (449) (898) Gain on sale of real estate, net 10,023 — Impairment loss (18,476) — Loss on extinguishment of debt (1,858) — Other income 8 143 Total other expenses (53,717) (45,758) Loss before income tax provision (80,084) (53,355) Income tax provision (194) — Net loss (80,278) (53,355) Net income attributable to Series A preferred units (146) (153) Net income attributable to Series C preferred shares (5,047) (5,047) Net income attributable to participating securities — (202) Net loss attributable to non-controlling interest in consolidated real estate entities 7,467 4,169 Net loss attributable to redeemable non-controlling interest in consolidated real estate entities 902 1,157 Net loss attributable to common units in the operating partnership 2,394 1,229 NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS $ (74,708) $ (52,202) BASIC AND DILUTED PER SHARE AMOUNTS Net loss attributable to common stockholders—basic $ (0.53) $ (0.37) Net loss attributable to common stockholders—diluted $ (0.53) $ (0.37) Weighted average shares of common stock outstanding—basic 141,387 141,122 Weighted average shares of common stock outstanding—diluted 141,387 141,122

Page 10 of 32 Funds from Operations & Adjusted Funds from Operations Unaudited, in thousands, except per share data Note: Definitions for commonly used terms on pages 27-29. ADJUSTED FUNDS FROM OPERATIONS Three Months Ended 3/31/25 3/31/24 FFO (excluding specified items) $ 12,865 $ 24,191 Adjustments: GAAP non-cash revenue (straight-line rent and above/below-market rents) (671) 2,018 GAAP non-cash expense (straight-line rent expense and above/below-market ground rent) 1,704 1,666 Non-real estate depreciation and amortization 8,247 7,981 Non-cash interest expense 4,109 1,846 Share/unit-based compensation expense 5,115 6,532 Recurring capital expenditures, tenant improvements and lease commissions (29,658) (15,743) AFFO $ 1,711 $ 28,491 Weighted average common stock/units outstanding—diluted 147,093 146,221 AFFO per common stock/unit—diluted $ 0.01 $ 0.19 Dividends paid to common stock/unit holders $ — $ 7,869 AFFO payout ratio — % 27.6 % FUNDS FROM OPERATIONS Three Months Ended 3/31/25 3/31/24 Net loss $ (80,278) $ (53,355) Adjustments: Depreciation and amortization—consolidated 93,085 91,854 Depreciation and amortization—non-real estate assets (9,649) (7,981) Depreciation and amortization—HPP’s share from unconsolidated real estate entities 1,045 1,151 Gain on sale of real estate, net (10,023) — Impairment loss—real estate assets 18,476 — Unrealized loss on non-real estate investments 449 898 FFO attributable to non-controlling interests (4,854) (5,326) FFO attributable to preferred shares and units (5,193) (5,200) FFO to common stock/unit holders 3,058 22,041 Specified items impacting FFO: Transaction-related expenses — 2,150 Non-cash revaluation associated with a loan swap (unqualified for hedge accounting) 682 — Loss on early extinguishment of Element LA debt 1,858 — One-time termination of Quixote leases (cost-cutting initiatives) 5,865 — One-time termination of Quixote non-compete agreement (cost-cutting initiatives) 1,402 — FFO (excluding specified items) to common stock/unit holders $ 12,865 $ 24,191 Weighted average common stock/units outstanding—diluted 147,093 146,221 FFO per common stock/unit—diluted $ 0.02 $ 0.15 FFO (excluding specified items) per common stock/unit—diluted $ 0.09 $ 0.17

Consolidated Same-Store Property Performance

Unaudited, in thousands, except number of properties and square feet

SAME-STORE ANALYSIS

	Three Months Ended		
	3/31/25	3/31/24	% Change
Same-store office statistics			
Number of properties	38	38	
Square feet	11,159,747	11,159,747	
Average % occupied	73.0 %	77.5 %	
Same-store studio statistics			
Number of properties	3	3	
Square feet	1,205,024	1,205,024	
Average % leased	73.8 %	76.9 %	
Same-store NOI[(1)]			
Office revenues	$ 151,555	$ 156,585	(3.2)%
Office expenses	65,017	63,834	1.9
Same-store office NOI	86,538	92,751	(6.7)
Studio revenues	16,999	19,326	(12.0)
Studio expenses	10,994	11,593	(5.2)
Same-store studio NOI	6,005	7,733	(22.3)
Total same-store NOI	**$ 92,543**	**$ 100,484**	**(7.9)%**

SAME-STORE ANALYSIS (CASH BASIS)

	Three Months Ended		
	3/31/25	3/31/24	% Change
Same-store NOI (cash basis)			
Office cash revenues	$ 150,951	$ 158,593	(4.8)%
Office cash expenses	63,994	62,800	1.9
Same-store office NOI (cash basis)	86,957	95,793	(9.2)
Studio cash revenues	17,204	19,144	(10.1)
Studio cash expenses	10,963	11,542	(5.0)
Same-store studio NOI (cash basis)	6,241	7,602	(17.9)
Total same-store NOI (cash basis)	**$ 93,198**	**$ 103,395**	**(9.9)%**

Note: Definitions for commonly used terms on pages 27-29.

(1) See page 30 for non-GAAP reconciliations.

Page 11 of 32

NOI Detail

Three Months Ended March 31, 2025 | Unaudited, in thousands

	Same-Store Office	Same-Store Studio	Non-Same-Store Office	Non-Same-Store Studio	Total
REVENUE					
Cash rent	$ 116,502	$ 10,414	$ 11,774	$ 2,973	$ 141,663
Cash tenant recoveries	27,719	167	2,194	11	30,091
Straight-line rent	399	(196)	(403)	292	92
Amortization of above/below-market leases, net	862	—	3	—	865
Amortization of lease incentive costs	(657)	(9)	—	—	(666)
Total rental revenue	144,825	10,376	13,568	3,276	172,045
Service and other revenues	6,730	6,623	88	12,973	26,414
Total revenue	**151,555**	**16,999**	**13,656**	**16,249**	**198,459**
OPERATING EXPENSES					
Property operating expenses	63,994	10,963	7,312	29,594	111,863
Straight-line rent	372	—	(54)	378	696
Share/unit-based compensation expense	12	31	—	5	48
Amortization of above/below-market ground leases, net	639	—	2	10	651
Total operating expenses	**65,017**	**10,994**	**7,260**	**29,987** (3)	**113,258**
CONSOLIDATED NOI(1)	**$ 86,538**	**$ 6,005**	**$ 6,396**	**$ (13,738)**	**$ 85,201**
Add: HPP's share of NOI from unconsolidated real estate entity(2)	—	—	1,867	—	1,867
Less: NOI attributable to non-controlling interests(2)	12,870	2,764	—	(212)	15,422
HPP's share of NOI	**$ 73,668**	**$ 3,241**	**$ 8,263**	**$ (13,526)**	**$ 71,646**
HPP's share of NOI - adjusted(3)	**$ 73,668**	**$ 3,241**	**$ 8,263**	**$ (7,661)**	**$ 77,511**
Reconciliation to cash NOI					
Consolidated NOI	$ 86,538	$ 6,005	$ 6,396	$ (13,738)	$ 85,201
Straight-line rent, net	(27)	196	349	86	604
Share/unit-based compensation expense	12	31	—	5	48
Amortization of above/below-market leases, net	(862)	—	(3)	—	(865)
Amortization of lease incentive costs	657	9	—	—	666
Amortization of above/below-market ground leases, net	639	—	2	10	651
CONSOLIDATED CASH NOI	**$ 86,957**	**$ 6,241**	**$ 6,744**	**$ (13,637)**	**$ 86,305**
Add: HPP's share of cash NOI from unconsolidated real estate entity(2)	—	—	1,624	—	1,624
Less: Cash NOI attributable to non-controlling interests(2)	13,025	2,881	—	(210)	15,696
HPP's share of cash NOI	**$ 73,932**	**$ 3,360**	**$ 8,368**	**$ (13,427)**	**$ 72,233**
HPP's share of cash NOI - adjusted(3)	**$ 73,932**	**$ 3,360**	**$ 8,368**	**$ (7,177)**	**$ 78,483**

Note: Definitions for commonly used terms on pages 27-29.

(1) See page 30 for non-GAAP reconciliations.

(2) See page 26 for a list of our consolidated and unconsolidated joint venture properties.

(3) Non-same-store studio adjusted to exclude one-time lease termination fees associated with Quixote cost-cutting initiatives totaling $5.9 million and $6.3 million of NOI and cash NOI, respectively.

Page 12 of 32

Debt Summary & Debt Metrics

As of March 31, 2025 | Unaudited, in thousands

DEBT SUMMARY

		Outstanding Balance		HPP's Share	Stated Interest Rate	Maturity Date[1]
UNSECURED DEBT						
Series B notes[2]	$	259,000	$	259,000	4.69%	12/16/25
Series D notes[2]		150,000		150,000	3.98%	7/6/26
Unsecured revolving credit facility[3]		23,000		23,000	SOFR + 1.15% to 1.60%	12/21/26
3.95% Registered senior notes		400,000		400,000	3.95%	11/1/27
Series C notes[2]		56,000		56,000	4.79%	12/16/27
5.95% Registered senior notes		350,000		350,000	5.95%	2/15/28
4.65% Registered senior notes		500,000		500,000	4.65%	4/1/29
3.25% Registered senior notes		400,000		400,000	3.25%	1/15/30
Total unsecured debt		**2,138,000**		**2,138,000**		
SECURED DEBT						
1918 Eighth		314,300		172,865	SOFR + 1.40%	12/18/25
Hollywood Media Portfolio CMBS		1,100,000		561,000	SOFR + 1.10%	8/9/26
Acquired Hollywood Media Portfolio CMBS debt		(30,233)		(30,233)	SOFR + 2.11%	8/9/26
Hollywood Media Portfolio CMBS, net		1,069,767		530,767		
Sunset Glenoaks Studios		100,600		50,300	SOFR + 3.10%	1/9/27
Hill7		101,000		55,550	3.38%	11/6/28
Office Portfolio CMBS[4]		475,000		475,000	SOFR + 3.76%	4/9/30
Total secured debt		**2,060,667**		**1,284,482**		
Total unsecured and secured debt	**$**	**4,198,667**	**$**	**3,422,482**		
Consolidated joint venture partner debt	$	66,136	$	—	4.50%	10/9/32
UNCONSOLIDATED DEBT						
Bentall Centre[3]		451,018		90,204	CORRA + 2.30%	7/1/27
Sunset Pier 94 Studios[3]		60,450		15,445	SOFR + 4.75%	9/9/28
Total unconsolidated debt	**$**	**511,468**	**$**	**105,649**		

DEBT METRICS

Total unsecured and secured debt	$	4,198,667
Less: Consolidated cash and cash equivalents and restricted cash		(133,926)
Consolidated debt, net	$	4,064,741
Less: Partners' share of consolidated unsecured and secured debt		(776,185)
Add: HPP's share of unconsolidated real estate entities' debt		105,649
Add: Partners' share of consolidated cash and cash equivalents and restricted cash		40,793
Less: HPP's share of unconsolidated real estate entities' cash and cash equivalents and restricted cash		(2,317)
HPP's share of debt, net	$	3,432,681
HPP's share of debt, net/HPP's share of undepreciated book value[3]		**39.0 %**
Consolidated debt, net/cash adjusted EBITDAre for selected ratios[3]		12.1x
HPP's share of debt, net/HPP's share of cash adjusted EBITDAre for selected ratios[3]		**12.6x**

Note: Definitions for commonly used terms on pages 27-29.

(1) Maturity dates include the effect of extension options.

(2) Subsequent to March 31, 2025, we tendered for the repayment of all private placement notes (Series B, Series C and Series D).

(3) As of March 31, 2025, we had undrawn capacity of $752.0 million on our unsecured revolving credit facility, $1.9 million on our Bentall Centre loan and $31.4 million on our Sunset Pier 94 Studios loan (amounts at HPP's share).

(4) This loan is secured by six office properties: Element LA, 11601 Wilshire, 5th & Bell, 450 Alaskan, 1740 Technology and 275 Brannan (collectively "Office Portfolio CMBS").

(5) See pages 30-32 for non-GAAP reconciliations.

Page 13 of 32

Page 14 of 32 Debt Maturities, Composition & Hedging Instruments(1) Unaudited, in thousands DEBT COMPOSITION Weighted Average Amount % of Total Debt Effective Interest Rate Years to Maturity HPP’s share of secured and unsecured debt Unsecured $2,138,000 60.6% 4.4% 3.0 Secured 1,390,131 39.4 6.0 2.7 Total $3,528,131 100.0% 5.1% 2.9 HPP’s share of fixed, capped, and floating rate debt Fixed(2) $2,964,386 84.0% 4.5% 2.6 Capped(3) 50,300 1.4 7.4 1.8 Floating(4) 513,445 14.6 8.0 4.8 Total(5) $3,528,131 100.0% 5.1% 2.9 GAAP effective rate 5.2% Debt Maturity Schedule $259,000 $173,000 $456,000 $350,000 $500,000 $400,000 $172,865 $530,767 $140,504 $70,995 $475,000 Secured Unsecured 2025 2026 2027 2028 2029 2030 0 200,000 400,000 600,000 800,000 1,000,000 1,200,000 Note: Definitions for commonly used terms on pages 27-29. (1) Reflects HPP’s share of principal amortization and maturities based on contractual maturity dates, including benefit of extension options, and excluding unamortized deferred financing costs, loan discounts/premiums, and consolidated joint venture partners’ debt. (2) Fixed rate debt includes debt subject to interest rate swaps. On April 4, 2025, we entered into an interest rate swap agreement to fix SOFR at 3.4075% on $250.0 million of the Office Portfolio CMBS loan. Pro forma to reflect this swap, our fixed rate debt would be 91.1% and the corresponding weighted average interest rate would be 4.7%. (3) On April 4, 2025, we entered into an interest rate cap agreement at 3.35% on $224.2 million of the Office Portfolio CMBS loan. Pro forma to reflect this cap, our capped rate debt would be 7.8% and the corresponding weighted average interest rate would be 7.2%. (4) On a pro forma basis to reflect the combined Office Portfolio CMBS swap/cap, our floating rate debt would be 1.1% and the corresponding weighted average interest rate would be 7.1%. (5) On a pro forma basis to reflect the combined Office Portfolio CMBS swap/cap, our total weighted average interest rate would be 4.9% HEDGING INSTRUMENTS Underlying Debt Instrument HPP Notional Amount Effective Date Maturity Date Strike/Swap Rate Underlying Index Interest rate swaps 1918 Eighth $172,865 2/1/23 10/18/25 3.75% SOFR Hollywood Media Portfolio CMBS, net $351,186 8/15/23 6/15/26 3.31% SOFR Bentall Centre $90,204 11/1/23 7/1/27 4.36% CORRA Hollywood Media Portfolio CMBS, net $180,000 2/9/24 8/9/26 4.13% SOFR Interest rate caps Sunset Glenoaks Studios $50,300 8/15/22 1/9/27 4.50% SOFR

Page 15 of 32 Debt Covenant Compliance(1) Covenant Actual Performance Unsecured revolving credit facility and term loans Total liabilities to total asset value ≤ 60% 46.9% Unsecured indebtedness to unencumbered asset value ≤ 60% 41.7% Adjusted EBITDA to fixed charges ≥ 1.4x 1.7x Secured indebtedness to total asset value ≤ 45% 23.7% Unencumbered NOI to unsecured interest expense ≥ 1.75x 2.0x Unsecured registered senior notes Debt to total assets ≤ 60% 45.9% Total unencumbered assets to unsecured debt ≥ 150% 247.2% Consolidated income available for debt service to annual debt service charge ≥ 1.5x 1.7x Secured debt to total assets ≤ 45% 23.1% (1) Covenants and actual performance reflect most restrictive terms and definitions of latest amended and restated credit agreement or indentures governing unsecured registered senior notes in accordance with our financial results as of March 31, 2025, at which time the operating partnership was in compliance.

HUDSON PACIFIC PROPERTIES

Existing Portfolio Summary

Unaudited, in thousands, except per share data

	Three Months Ended				
	3/31/25	12/31/24	9/30/24	6/30/24	3/31/24
Number of office properties owned	43	45	46	46	46
In-service office square feet	13,420,836	13,550,348	13,684,033	13,858,966	13,852,533
In-service office % leased	76.5 %	78.9 %	80.0 %	80.0 %	80.5 %
In-service office % occupied	75.1 %	78.3 %	79.1 %	78.7 %	79.0 %
Number of studio properties owned	5	5	5	5	5
In-service studio square feet[(1)]	1,446,024	1,452,168	1,452,168	1,232,462	1,231,278
In-service studio % leased	73.8 %	73.8 %	73.8 %	76.1 %	76.9 %


YTD HPP's Share NOI %
Office vs. Studio(2)
100.0%
Office
Studio


YTD HPP's Share NOI %
by Region
2.6%
9.4%
16.9%
45.9%
25.2%
Silicon Valley
Seattle
Vancouver
San Francisco
Los Angeles


HPP's Share ABR %
by Industry(3)
20.5%
32.1%
5.5%
7.1%
7.6%
9.4%
17.8%
Technology
Legal
Business Services
Other
Media & Entertainment
Retail
Financial Services


HPP's Share Tech ABR % by Public/
Private Tenants & Age(4)
10.6%
16.2%
73.2%
Public
Private < 10 Yrs.
Private > 10 Yrs.

Note: Definitions for commonly used terms on pages 27-29.
(1) See page 20 for a list of in-service studio properties.
(2) See page 30 for non-GAAP reconciliations.
(3) Includes the in-service population of office and studio properties.
(4) Reflects status of tenant or tenant's parent entity. There can be no assurance that tenant's parent entity will satisfy lease and other obligations upon default.

Page 16 of 32

Office Properties by Location

	Properties	Square Feet	% Occupied	% Leased	Annualized Base Rent	HPP's Share Annualized Base Rent	Annualized Base Rent Per Square Foot
Los Angeles, California							
Hollywood	5	967,194	100.0 %	100.0 %	$ 67,596,556	$ 34,474,244	$ 69.89
West Los Angeles	2	784,123	89.9	93.3	40,900,004	40,900,004	58.04
Downtown Los Angeles	1	131,701	100.0	100.0	6,359,052	6,359,052	48.28
Subtotal	**8**	**1,883,018**	**95.8**	**97.2**	**114,855,612**	**81,733,300**	**63.68**
San Francisco Bay Area, California							
North San Jose	5	2,654,247	57.3	59.4	71,944,962	71,944,962	47.29
San Francisco	6	2,297,908	65.1	65.2	98,900,428	88,103,201	66.10
Palo Alto	5	904,705	88.3	88.3	67,986,534	67,986,534	85.15
Redwood Shores	4	949,702	72.6	73.3	45,492,844	45,492,844	65.94
Foster City	1	724,294	84.8	89.1	38,215,362	38,215,362	62.23
Santa Clara	1	284,903	77.0	82.6	10,713,118	10,713,118	48.83
Subtotal	**22**	**7,815,759**	**68.3**	**69.7**	**333,253,248**	**322,456,021**	**62.41**
Seattle, Washington							
Denny Triangle	4	1,339,621	87.9	89.1	49,873,462	31,699,778	42.33
Pioneer Square	5	845,643	55.4	56.3	18,495,296	18,495,296	39.44
Subtotal	**9**	**2,185,264**	**75.4**	**76.4**	**68,368,758**	**50,195,074**	**41.51**
Vancouver, British Columbia							
Downtown Vancouver	1	1,536,795	84.2	85.7	38,554,359	7,710,872	29.81
Subtotal	**1**	**1,536,795**	**84.2**	**85.7**	**38,554,359**	**7,710,872**	**29.81**
TOTAL IN-SERVICE OFFICE[(1)]	**40**	**13,420,836**	**75.1 %**	**76.5 %**	**$ 555,031,977**	**$ 462,095,267**	**$ 55.04**

Note: Definitions for commonly used terms on pages 27-29.

(1) Excludes 235,323 square feet taken off-line for change of use and/or significant capital repositioning and held-for-sale 625 Second in San Francisco.

Page 17 of 32

Office Properties Occupancy Detail

	Submarket	Square Feet	% Occupied	% Leased
Los Angeles, California				
ICON	Hollywood	326,792	100.0	100.0
EPIC	Hollywood	301,127	100.0	100.0
Harlow	Hollywood	129,931	100.0	100.0
6040 Sunset	Hollywood	114,958	100.0	100.0
CUE	Hollywood	94,386	100.0	100.0
11601 Wilshire	West Los Angeles	500,086	84.1	89.5
Element LA	West Los Angeles	284,037	100.0	100.0
Fourth & Traction	Downtown Los Angeles	131,701	100.0	100.0
San Francisco Bay Area, California				
Concourse	North San Jose	941,566	63.7	67.6
Gateway	North San Jose	609,566	68.1	70.0
Metro Plaza	North San Jose	468,793	57.1	57.8
Skyport Plaza	North San Jose	418,465	5.4	6.1
1740 Technology	North San Jose	215,857	100.0	100.0
1455 Market	San Francisco	1,050,076	41.3	41.3
Rincon Center	San Francisco	531,744	98.3	98.3
Ferry Building	San Francisco	266,335	97.3	97.8
901 Market	San Francisco	204,381	32.4	32.4
875 Howard	San Francisco	188,252	83.9	83.9
275 Brannan	San Francisco	57,120	100.0	100.0
Palo Alto Square	Palo Alto	318,166	95.7	95.7
3400 Hillview	Palo Alto	207,857	100.0	100.0
Page Mill Hill	Palo Alto	181,965	58.2	58.2
Clocktower Square	Palo Alto	100,655	100.0	100.0
Page Mill Center	Palo Alto	96,062	82.7	82.7
Towers at Shore Center	Redwood Shores	334,570	81.5	83.4
Shorebreeze	Redwood Shores	230,931	74.6	74.6
555 Twin Dolphin	Redwood Shores	201,129	67.8	67.8
333 Twin Dolphin	Redwood Shores	183,072	59.3	59.3
Metro Center	Foster City	724,294	84.8	89.1
Techmart	Santa Clara	284,903	77.0	82.6
Seattle, Washington				
1918 Eighth	Denny Triangle	667,724	99.4	99.4
Hill7	Denny Triangle	285,310	94.1	99.3
5th & Bell	Denny Triangle	197,136	100.0	100.0
Met Park North	Denny Triangle	189,451	25.9	25.9
505 First	Pioneer Square	291,290	23.0	25.5
83 King	Pioneer Square	186,347	33.2	33.2
450 Alaskan	Pioneer Square	171,594	100.0	100.0
411 First	Pioneer Square	164,799	93.5	93.5
95 Jackson	Pioneer Square	31,613	45.8	45.8
Vancouver, British Columbia				
Bentall Centre	Downtown Vancouver	1,536,795	84.2	85.7
TOTAL IN-SERVICE OFFICE		**13,420,836**	**75.1 %**	**76.5 %**

Note: Definitions for commonly used terms on pages 27-29.

Page 18 of 32

15 Largest Office Tenants

		# of Properties	Lease Expiration	Occupied Square Feet		HPP's Share Annualized Base Rent	HPP's Share % of Annualized Base Rent
1	Google, Inc.	3	2028-2029	458,054	(1)	$ 39,032,578	8.4%
2	Netflix, Inc.	3	9/30/31	722,305	(2)	26,562,807	5.7
3	Amazon	2	2030-2031	850,964	(3)	24,114,735	5.2
4	Riot Games, Inc.	1	3/31/30	284,037		19,520,478	4.2
5	City and County of San Francisco	2	2033-2067	426,835	(4)	17,571,052	3.8
6	Salesforce.com	1	2025-2028	265,394	(5)	15,339,075	3.3
7	Nutanix, Inc.	1	5/31/30	215,857		11,680,792	2.5
8	Dell EMC Corporation	2	2026-2027	130,021	(6)	9,086,922	2.0
9	Coupa Software Incorporated	1	11/30/33	100,654		7,841,953	1.7
10	PayPal, Inc.	1	5/31/30	131,701	(7)	6,359,052	1.4
11	Weil, Gotshal & Manges LLP	1	8/31/26	76,278		6,280,735	1.4
12	TDK Corporation of America/Invensense	1	2025-2033	139,336	(8)	5,517,706	1.2
13	Glu Mobile, Inc.	1	11/30/27	61,381		5,473,367	1.2
14	GitHub, Inc.	1	6/30/30	57,120		5,125,143	1.1
15	Rivian Automotive, LLC	1	4/30/28	55,805		4,835,880	1.0
	TOTAL			**3,975,742**		**$204,342,275**	**44.1%**

Note: Definitions for commonly used terms on pages 27-29.

(1) Google, Inc. expirations: (i) 208,843 square feet at Rincon Center on February 29, 2028, (ii) 207,857 square feet at 3400 Hillview on November 30, 2028 (early termination right between June 2026-February 2027) and (iii) 41,354 square feet at Ferry Building on October 31, 2029.

(2) Netflix, Inc. expirations: (i) 326,792 square feet at ICON, (ii) 301,127 square feet at EPIC and (iii) 94,386 square feet at CUE.

(3) Amazon expirations: (i) 659,150 square feet at 1918 Eighth on September 30, 2030 and (ii) 191,814 square feet at 5th & Bell on May 31, 2031.

(4) City and County of San Francisco expirations: (i) 39,573 square feet at 1455 Market on September 19, 2033, (ii) 386,556 square feet at 1455 Market on April 30, 2045 and (iii) 706 square feet at Ferry Building on April 30, 2067.

(5) Salesforce.com expirations at Rincon Center: (i) 83,016 square feet on March 31, 2025 (backfilled by Twilio effective April 1, 2025), (ii) 83,372 square feet on April 30, 2027 and (iii) 99,006 square feet on October 31, 2028. Salesforce.com subleased 259,416 square feet at Rincon Center to Twilio Inc. in 2018 (83,016 square feet of which became a direct lease with Twilio effective April 1, 2025) and in 2020 began paying us 50% of cash rents received pursuant to the sublease, or an average of $340,000 per month with annual growth thereafter, in addition to contractual base rent.

(6) Dell EMC Corporation expirations: (i) 83,549 square feet at 875 Howard on June 30, 2026 and (ii) 46,472 square feet at 505 First on January 31, 2027.

(7) PayPal, Inc. has an early termination right at Fourth & Traction in July 2026.

(8) TDK Corporation of America/Invensense expirations at Concourse: (i) 86,534 square feet on April 30, 2025 and (ii) 52,802 square feet on April 30, 2033.

Page 19 of 32

Studio Properties & Services

STUDIO PROPERITES

	Owned/ Leased	Submarket	# of Stages	Square Feet	Stage % Leased	Total % Leased	Annualized Base Rent	HPP's Share Annualized Base Rent	Annualized Base Rent Per Square Foot
Los Angeles, California									
Sunset Gower Studios	Owned	Hollywood	12	559,149	100.0 %	81.6 %	$23,687,024	$ 12,080,382	$ 51.91
Sunset Bronson Studios	Owned	Hollywood	9	310,563	97.7	93.0	12,958,329	6,608,748	44.86
Sunset Las Palmas Studios	Owned	Hollywood	11	335,312	37.8	43.9	6,577,848	3,354,703	43.36
Sunset Glenoaks Studios[(1)]	Owned	Sun Valley	7	241,000	N/A	N/A	N/A	N/A	N/A
TOTAL IN-SERVICE STUDIO			**39**	**1,446,024** [(2)]	**78.7 %**	**73.8 %**	**$43,223,201**	**$ 22,043,833**	**$ 48.20**
Quixote Studios[(3)]	Various	Various	20	468,087	43.4%	36.9%	$10,472,969	$10,472,969	$ 65.66

STUDIO NOI DETAIL ($ in thousands)

	Revenue Categories							
Quarter to Date	**Rental**	**Studio Ancillary**	**Pro Supplies**	**Transportation**	**Location**	**Total Studio Revenues**	**Total Studio Expenses**	**Total Studio NOI**
In-Service Studio	$10,655	$6,748	N/A	N/A	N/A	$17,403	$11,819	$5,584
Quixote Studios & Services	2,997	4,388	2,156	5,342	962	15,845	29,162	(13,317)
Quixote Adjustments[(4)]	—	—	—	—	—	—	(5,865)	5,865
ADJUSTED TOTAL	**$13,652**	**$11,136**	**$2,156**	**$5,342**	**$962**	**$33,248**	**$35,116**	**$(1,868)**

Note: Definitions for commonly used terms on pages 27-29.

(1) Trailing 12-month annualized base rent and occupancy will be available one year following construction completion in second quarter 2025.

(2) Excludes 25,244 square feet taken off-line for change of use and/or significant capital repositioning.

(3) Change in stage count and square footage primarily reflect closure of 4 stages and operating facilities comprising approximately 139,000 square feet in connection with Quixote cost-cutting initiatives.

(4) Total studio expenses adjusted to exclude one-time lease termination fees associated with Quixote cost-cutting initiatives.

Page 20 of 32

Page 21 of 32 Office Leasing Activity Dollars reflected are per square foot Three Months Ended 3/31/25 Gross leasing activity New cash rate $40.97 Renewal cash rate $50.01 New square feet leased 415,115 Renewal square feet leased 215,180 Total square feet leased 630,295 Leases expired and terminated Contractual expiration square feet 709,056 Early termination square feet 190,323 Total square feet expired/terminated 899,379 GAAP rent expiring rate $45.82 GAAP rent new/renewal rate $48.01 % change in GAAP rent 4.8 % Cash rent expiring rate $52.64 Cash rent new/renewal rate $45.46 % change in cash rent (13.6) % Tenant improvements & leasing commissions (total / annual) New leases $87.32 / $6.60 Renewal leases $26.89 / $5.02 Blended $67.71 / $6.34 Net effective rent New leases $42.40 Renewal leases $47.69 Blended $44.12 Weighted average lease term (in months) New leases 158.7 Renewal leases 64.3 Blended 128.1 Note: Definitions for commonly used terms on pages 27-29.

HUDSON PACIFIC PROPERTIES

Expiring Office Leases Summary

			HPP's Share					
	# of Leases Expiring	Square Feet Expiring [(1)]	Square Footage of Expiring Leases [(1)]	Annualized Base Rent	% of Office Annualized Base Rent	Annualized Base Rent Per Square Foot	Annualized Base Rent at Expiration	Annualized Base Rent Per Square Foot at Expiration
Vacant		4,052,827	3,872,172					
Q2-2025	50	497,331	418,426	20,398,136	4.3	48.75	20,521,371	49.04
Q3-2025	34	322,355	227,114	13,878,048	3.0	61.11	14,751,242	64.95
Q4-2025	38	209,660	155,622	9,327,011	2.0	59.93	9,466,364	60.83
Total 2025	122	1,029,346	801,162	43,603,195	9.3	54.42	44,738,977	55.84
2026	142	819,155	760,067	46,585,581	9.9	61.29	47,855,181	62.96
2027	141	1,165,588	1,029,540	62,486,275	13.3	60.69	65,983,269	64.09
2028	109	1,422,374	1,208,702	86,879,919	18.5	71.88	92,370,201	76.42
2029	74	638,410	497,179	33,057,266	7.1	66.49	37,062,779	74.55
2030	71	1,899,034	1,519,252	84,606,160	18.1	55.69	95,082,758	62.59
2031	32	1,194,032	755,805	46,654,226	10.0	61.73	56,371,294	74.58
2032	11	120,242	83,028	5,268,189	1.1	63.45	6,171,323	74.33
2033	20	571,433	454,684	24,327,777	5.2	53.50	30,235,932	66.50
2034	12	57,956	54,762	2,493,935	0.5	45.54	3,359,432	61.35
Thereafter	28	863,739	624,833	26,661,128	5.7	42.67	41,593,476	66.57
Building management use	54	296,733	256,178	—	—	—	—	—
Signed leases not commenced	28	183,345	156,602	5,950,095	1.3	38.00	7,186,298	45.89
TOTAL/ WEIGHTED AVERAGE	**844**	**14,314,214**	**12,073,966**	**$468,573,746**	**100.0 %**	**$ 57.13**	**$528,010,920**	**$ 64.38**

Note: Definitions for commonly used terms on pages 27-29.

(1) Total expiring square footage does not include month-to-month leases.

Page 22 of 32

HUDSON PACIFIC PROPERTIES

Uncommenced, Backfilled & Expiring Office Leases—Next Eight Quarters

	Q2 2025		Q3 2025		Q4 2025		Q1 2026	
	Square Feet	Rent Per Square Foot	Square Feet	Rent Per Square Foot	Square Feet	Rent Per Square Foot	Square Feet	Rent Per Square Foot
Uncommenced Office Leases								
Los Angeles, California	7,387	$ 18.19	19,670	$ 62.28	—	$ —	—	$ —
San Francisco Bay Area, California	103,171	35.67	6,291	75.00	—	—	—	—
Seattle, Washington	22,284	22.45	758	17.00	—	—	—	—
Vancouver, British Columbia	18,863	26.95	—	—	4,921	42.44	—	—
TOTAL	**151,705**	**$ 31.79**	**26,719**	**$ 63.99**	**4,921**	**$ 42.44**	**—**	**$ —**
Backfilled Office Leases								
Los Angeles, California	—	$ —	—	$ —	—	$ —	—	$ —
San Francisco Bay Area, California	115,613	38.71	9,687	68.10	—	—	—	—
Seattle, Washington	—	—	—	—	—	—	—	—
Vancouver, British Columbia	—	—	—	—	—	—	—	—
TOTAL	**115,613**	**$ 38.71**	**9,687**	**$ 68.10**	**—**	**$ —**	**—**	**$ —**
Expiring Office Leases[1]								
Los Angeles, California	9,288	$ 61.73	127,084	$ 75.00 [2]	7,319	$ 75.15	10,138	$ 56.39
San Francisco Bay Area, California	306,636	51.34 [3]	123,695	66.92	129,298	64.41	174,310	62.45
Seattle, Washington	167,717	41.20 [4]	22,936	40.50	5,495	29.57	51,036	26.55
Vancouver, British Columbia	13,690	17.78	48,640	29.60	67,548	31.54	34,857	28.21
TOTAL	**497,331**	**$ 47.19**	**322,355**	**$ 62.59**	**209,660**	**$ 53.28**	**270,341**	**$ 51.03**

	Q2 2026		Q3 2026		Q4 2026		Q1 2027	
	Square Feet	Rent Per Square Foot	Square Feet	Rent Per Square Foot	Square Feet	Rent Per Square Foot	Square Feet	Rent Per Square Foot
Uncommenced Office Leases								
Los Angeles, California	—	$ —	—	$ —	—	$ —	—	$ —
San Francisco Bay Area, California	—	—	—	—	—	—	—	—
Seattle, Washington	—	—	—	—	—	—	—	—
Vancouver, British Columbia	—	—	—	—	—	—	—	—
TOTAL	**—**	**$ —**	**—**	**$ —**	**—**	**$ —**	**—**	**$ —**
Backfilled Office Leases								
Los Angeles, California	—	$ —	—	$ —	—	$ —	—	$ —
San Francisco Bay Area, California	—	—	—	—	—	—	—	—
Seattle, Washington	—	—	—	—	—	—	—	—
Vancouver, British Columbia	—	—	—	—	—	—	—	—
TOTAL	**—**	**$ —**	**—**	**$ —**	**—**	**$ —**	**—**	**$ —**
Expiring Office Leases[1]								
Los Angeles, California	60,128	$ 61.99	8,565	$ 65.61	1,242	$ 57.29	26,211	$ 73.98
San Francisco Bay Area, California	102,398	63.03	288,260	72.91 [5]	47,934	56.07	176,220	70.64
Seattle, Washington	—	—	1,861	41.80	4,872	38.72	46,472	44.58
Vancouver, British Columbia	14,654	27.50	15,816	32.18	3,084	30.61	15,864	27.65
TOTAL	**177,180**	**$ 59.74**	**314,502**	**$ 70.47**	**57,132**	**$ 53.24**	**264,767**	**$ 63.82**

Page 23 of 32

Page 24 of 32 Uncommenced, Backfilled & Expiring Office Leases—Next Eight Quarters (continued) Note: Definitions for commonly used terms on pages 27-29. (1) Excludes building management offices with various expiration dates. (2) Includes Picture Shop, LLC at 6040 Sunset for 114,958 square feet on June 30, 2025. (3) Includes Salesforce.com at Rincon Center for 83,016 square feet on March 31, 2025 (backfilled by Twilio effective April 1, 2025) and TDK Corporation of America/Invensense at Concourse for 86,534 square feet on April 30, 2025. (4) Includes HBO Code Labs, Inc. at Hill7 for 112,222 square feet on May 31, 2025. (5) Includes Dell EMC Corporation at 875 Howard for 83,549 square feet on June 30, 2026 and Weil, Gotshal & Manges LLP at Towers at Shore Center for 76,278 square feet on August 31, 2026.

HUDSON PACIFIC PROPERTIES

In Process & Future Development Pipeline[1]

Unaudited, in thousands, except square feet

IN PROCESS DEVELOPMENT

Under Construction	Submarket	Start Date[2]	Estimated Completion Date[3]	Estimated Stabilization Date	Estimated Square Feet	% Leased	Project Costs as of 3/31/25[4]	Total Estimated Project Costs[4]	Estimated Stabilized Yield
New York, New York									
Sunset Pier 94 Studios[5]	Manhattan	Q3-2023	Q4-2025	Q3-2026	232,000	—%	$ 214,549	$305,000-$325,000	7.7%-8.2%
TOTAL					**232,000**		**$ 214,549**		

Recently Completed	Submarket	Completion Date	Estimated Stabilization Date	Estimated Square Feet	% Occupied	% Leased
Seattle, Washington						
Washington 1000	Denny Triangle	Q4-2024	Q4-2026	546,000	0.5%	0.6%
TOTAL				**546,000**		

FUTURE DEVELOPMENT PIPELINE

	Type	Submarket	Estimated Square Feet	Project Costs as of 3/31/25[6]
Los Angeles, California				
Sunset Las Palmas Studios—Development	Studio	Hollywood	617,581	$ 29,346
Sunset Gower Studios—Development	Office/Studio	Hollywood	478,845	$ 7,894
Sunset Bronson Studios Lot D—Development	Residential	Hollywood	33 units/19,816	$ —
Element LA—Development	Office	West Los Angeles	500,000	$ —
10900-10950 Washington[7]	Residential	West Los Angeles	N/A	$ 1,343
Vancouver, British Columbia				
Burrard Exchange	Office	Downtown Vancouver	450,000	$ 7,014
Greater London, United Kingdom				
Sunset Waltham Cross Studios	Studio	Broxbourne	1,167,347	$ 289,142
TOTAL			**3,233,589**	**$ 334,739**

Note: Definitions for commonly used terms on pages 27-29.

(1) Represents 100% share of consolidated and unconsolidated joint ventures. See page 26 for HPP's share of joint venture properties.
(2) Based on issuance of building permit or equivalent.
(3) Based on receipt of temporary certificate of occupancy or equivalent.
(4) Includes land and acquisition costs for Sunset Pier 94 Studios for $41.7 million.
(5) Trailing 12-month leased percentage for Sunset Pier 94 Studios will be disclosed one year following completion.
(6) Includes land and acquisition costs for Sunset Las Palmas Studios—Development for $20.8 million and Sunset Waltham Cross Studios for $167.7 million.
(7) Pending entitlement to develop approximately 500 residential units.

Page 25 of 32

HUDSON PACIFIC PROPERTIES

Consolidated & Unconsolidated Ventures

	Venture Partner	Submarket	Square Feet[1]	HPP Ownership %
CONSOLIDATED VENTURES				
Los Angeles, California[2]				
Sunset Gower Studios	Blackstone	Hollywood	1,044,594	51.0 %
Sunset Las Palmas Studios	Blackstone	Hollywood	971,537	51.0 %
Sunset Bronson Studios	Blackstone	Hollywood	330,379	51.0 %
ICON	Blackstone	Hollywood	326,792	51.0 %
EPIC	Blackstone	Hollywood	301,127	51.0 %
Harlow	Blackstone	Hollywood	129,931	51.0 %
6040 Sunset	Blackstone	Hollywood	114,958	51.0 %
CUE	Blackstone	Hollywood	94,386	51.0 %
Sunset Glenoaks Studios	Blackstone	Sun Valley	241,000	50.0 %
San Francisco, California				
Ferry Building	Allianz	San Francisco	266,335	55.0 %
Seattle, Washington				
1918 Eighth	CPPIB	Denny Triangle	667,724	55.0 %
Hill7	CPPIB	Denny Triangle	285,310	55.0 %
UNCONSOLIDATED VENTURES				
New York, New York				
Sunset Pier 94 Studios	Blackstone/Vornado	Manhattan	232,000	25.6 %
Vancouver, British Columbia				
Bentall Centre	Blackstone	Downtown Vancouver	1,986,795	20.0 %
Greater London, United Kingdom				
Sunset Waltham Cross Studios	Blackstone	Broxbourne	1,167,347	35.0 %

(1) Inclusive of estimated developable square feet.
(2) With the exception of Sunset Glenoaks Studios, Los Angeles properties owned jointly with Blackstone collectively referred to as the Hollywood Media Portfolio.

Page 26 of 32

Page 27 of 32 Definitions Adjusted EBITDAre: Adjusted EBITDAre represents net income (loss) before interest, income taxes, depreciation and amortization, and before our share of interest and depreciation from unconsolidated real estate entities and further adjusted to eliminate the impact of certain non-cash items and items that we do not consider indicative of our ongoing performance. We believe that Adjusted EBITDAre is useful because it allows investors and management to evaluate and compare our performance from period to period in a meaningful and consistent manner, in addition to standard financial measurements under GAAP. Adjusted EBITDAre is not a measurement of financial performance under GAAP and should not be considered as an alternative to income attributable to common shareholders, as an indicator of operating performance or any measure of performance derived in accordance with GAAP. Our calculation of Adjusted EBITDAre may be different from the calculation used by other companies and, accordingly, comparability may be limited. Adjusted Funds from Operations (“AFFO”): Non-GAAP financial measure we believe is a useful supplemental measure of our performance. We compute AFFO by adding to FFO (excluding specified items) HPP’s share of share/unit-based compensation expense and amortization of deferred financing costs, and subtracting recurring capital expenditures related to HPP’s share of tenant improvements and leasing commissions (excluding pre-existing obligations on contributed or acquired properties funded with amounts received in settlement of prorations), and eliminating the net effect of HPP’s share of straight-line rents, amortization of lease buy-out costs, amortization of above- and below-market lease intangible assets and liabilities, amortization of above- and below-market ground lease intangible assets and liabilities and amortization of loan discounts/premiums. AFFO is not intended to represent cash flow for the period. We believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs. Annualized Base Rent (“ABR”): For office properties, calculated by multiplying (i) cash base rents under commenced leases excluding tenant reimbursements as of March 31, 2025 by (ii) 12. On a per square foot basis, ABR is divided by square footage under commenced leases as of March 31, 2025. For all expiration years, ABR is calculated as (i) cash base rents at expiration under commenced leases divided by (ii) square footage under commenced leases as of March 31, 2025. The methodology is the same when calculating ABR per square foot either in place or at expiration for uncommenced leases. Rent data is presented without regard to cancellation options. Where applicable, rental rates converted to USD using the foreign currency exchange rate as of March 31, 2025. For studio properties, ABR reflects actual base rent for the 12 months ended March 31, 2025, excluding tenant reimbursements. ABR per leased square foot calculated as (i) annual base rent divided by (ii) square footage under lease as of March 31, 2025. Average Percent Occupied: For same-store office properties, represents the average percent occupied during the three months ended March 31, 2025. For same-store studio properties, represents the average percent leased for the 12 months ended March 31, 2025. Backfilled Office Leases: Defined as new leases with respect to occupied space executed on or prior to March 31, 2025, but with commencement dates after March 31, 2025, and within the next eight quarters. Cash Rent Growth: Initial stabilized cash rents on new and renewal leases compared to expiring cash rents in the same space. New leases are only included if the same space was leased within the previous 12 months. Excludes tenants paying percentage rent in lieu of base rent. Consolidated Debt: Consolidated unsecured and secured debt. Consolidated Debt, Net: Similar to consolidated debt, less consolidated cash and cash equivalents and restricted cash. Consolidated Unsecured and Secured Debt: Excludes joint venture partner debt, unamortized deferred financing costs and unamortized loan discounts/premiums related to our registered senior debt. Includes the full amount of debt related to the Hill7, Hollywood Media Portfolio, 1918 Eighth and Sunset Glenoaks Studios joint ventures. Diluted Shares: Represents an estimate of the total shares and units issuable under our 2023 Performance Stock Unit (“PSU”) Plan as of quarter end, based on the projected award potential of the program as of the end of the period, calculated in accordance with Accounting Standards Codification (“ASC”) 260, Earnings Per Share. Effective Interest Rate: Interest rate with respect to indebtedness calculated based on a 360-day year for actual days elapsed. Debt with a variable interest rate component reflects SOFR or CORRA as of March 31, 2025, except to the extent that such debt is subject to a rate which has been fixed pursuant to a swap is above the capped rate, in which case the rate is calculated based on the swapped or capped rate, as applicable. Page 14 details our interest rate hedging instruments. We have an option to make an irrevocable election to change the interest rate depending on our credit rating or a specified base rate plus an applicable margin. As of March 31, 2025, no such election had been made.

Page 28 of 32 Definitions (continued) Estimated Stabilized Yield: Calculated as the quotient of estimated NOI and our investment in a property once project stabilizes and initial rental concessions, if any, have elapsed, excluding the impact of leverage. Cash rents related to development and redevelopment projects are expected to increase over time and average cash yields are expected to be greater than estimated initial stabilized yields. Our estimates for cash yields and total costs at completion represent our current estimates, which may be updated upon project completion or sooner, if there are significant changes to expected yields or costs. We caution against placing undue reliance on the estimated stabilized yields which are based solely on our estimates, using data available to us during the development process. The amount of total investment required to reach stabilized occupancy may differ substantially from our estimates due to various factors. We can provide no assurance that the actual stabilized yields will be consistent with the estimated stabilized yields set forth herein. Estimated Project Costs: Estimated project costs exclude interest costs capitalized in accordance with ASC 835-20-50-1, personnel costs capitalized in accordance with ASC 970-360-25 and operating expenses capitalized in accordance with ASC 970-340. Estimated Square Feet: Represents management’s estimate of leasable square footage, which may be less or more than the Building Owners and Managers Association (BOMA) rentable area. Square footage may change over time due to re-measurement or re-leasing. For land properties, square footage represents management’s estimate of developable square footage, the majority of which remains subject to entitlement approvals not yet obtained. Estimated Stabilization Date: Based on management’s estimate of stabilized occupancy (92.0%). Occupancy for stabilization purposes defined as the commencement of cash rental payments. Funds from Operations (“FFO”): We calculate FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus the HPP’s share of real estate-related depreciation and amortization, excluding amortization of deferred financing costs and depreciation of non-real estate assets. The calculation of FFO includes the HPP’s share of amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. FFO is a non-GAAP financial measure we believe is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs. Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide. We use FFO per share to calculate annual cash bonuses for certain employees. However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations. GAAP Effective Rate: Similar to effective interest rate except it includes the amortization of deferred financing costs and loan discounts/ premiums. HPP’s Share: Non-GAAP financial measures calculated as the measure on a consolidated basis, in accordance with GAAP, plus our Operating Partnership’s share of the measure from our unconsolidated joint ventures (calculated based upon the Operating Partnership’s percentage ownership interest), minus our partners’ share of the measure from our consolidated joint ventures (calculated based upon the partners’ percentage ownership interests). We believe that presenting HPP’s share of these measures provides useful information to investors regarding the Company’s financial condition and/or results of operations because we have several significant joint ventures, and in some cases, we exercise significant influence over, but do not control, the joint venture. In such instances, GAAP requires us to account for the joint venture entity using the equity method of accounting, which we do not consolidate for financial reporting purposes. In other cases, GAAP requires us to consolidate the venture even though our partner(s) own(s) a significant percentage interest. HPP’s Share of Debt: Similar to consolidated debt except it includes HPP’s share of unconsolidated joint venture debt and excludes partners’ share of consolidated joint venture partner debt.

Page 29 of 32 In-Service Properties: Owned properties, excluding repositioning, redevelopment, development and held for sale properties. Studio development properties are incorporated into the in-service portfolio the earlier of one year following completion or the project’s estimated stabilization date. Office development properties are incorporated into the in-service portfolio the earlier of 92% occupancy or the project’s estimated stabilization date. Net Effective Rent: Weighted average straight-line annual cash rent, net of annualized tenant improvements and lease commissions. Triple net (NNN) and modified gross base rents are adjusted to include estimated annual expenses consistent with those included in comparable full service gross base rents. Net Operating Income (“NOI”): We evaluate performance based upon property NOI from continuing operations. NOI is not a measure of operating results or cash flows from operating activities or cash flows as measured by GAAP and should not be considered an alternative to income from continuing operations, as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions. All companies may not calculate NOI in the same manner. We consider NOI to be a useful performance measure to investors and management because when compared across periods, NOI reflects the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. We calculate NOI as net income (loss) excluding corporate general and administrative expenses, depreciation and amortization, impairments, gains/losses on sales of real estate, interest expense, transaction-related expenses and other non-operating items. We define NOI as operating revenues (rental revenues, other property-related revenue, tenant recoveries and other operating revenues), less property-level operating expenses (external management fees, if any, and property-level general and administrative expenses). NOI on a cash basis is NOI adjusted to exclude the effect of straight- line rent and other non-cash adjustments required by GAAP. We believe that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and other non-cash adjustments to revenue and expenses. Operating Partnership: The Company conducts all of its operations through the Operating Partnership, Hudson Pacific Properties, L.P., and serves as its sole general partner. As of March 31, 2025, the Company owned 93.5% of the ownership interest in the Operating Partnership, including unvested restricted units. Outstanding Balance: Outstanding debt balances including partners’ share of consolidated entities and excludes unamortized deferred financing costs and loan discounts/premiums. Percent Occupied/Leased: For office properties, calculated as (i) square footage under commenced leases as of March 31, 2025, divided by (ii) total square feet, expressed as a percentage, whereas percent leased includes uncommenced leases. For studio properties, percent leased reflects the average percent leased for the 12 months ended March 31, 2025. Project Costs: Exclude interest costs capitalized in accordance with ASC 835-20-50-1, personnel costs capitalized in accordance with ASC 970-360-25 and operating expenses capitalized in accordance with ASC 970-340. Same-Store Office: Same-store office for the three months ended March 31, 2025 defined as all properties owned and included in our stabilized office portfolio as of January 1, 2024 and still owned and included in the stabilized office portfolio as of March 31, 2025. Same-Store Studio: Same-store studio for the three months ended March 31, 2025 defined as all properties owned and included in our stabilized studio portfolio as of January 1, 2024 and still owned and included in the stabilized studio portfolio as of March 31, 2025. Straight-Line Rent Growth: Represents a comparison between initial straight-line rents on new and renewal leases as compared to the straight-line rents on expiring leases in the same space. New leases are only included if the same space was leased within the previous 12 months. Excludes tenants paying percentage rent in lieu of base rent. Uncommenced Office Leases: Defined as new leases with respect to vacant space executed on or prior to March 31, 2025, but with commencement dates after March 31, 2025 and within the next eight quarters. Definitions (continued)

Page 30 of 32 Non-GAAP Reconciliations Unaudited, in thousands RECONCILIATION OF NET LOSS TO NOI Three Months Ended 3/31/25 3/31/24 Net loss $ (80,278) $ (53,355) Adjustments: Loss from unconsolidated real estate entities 1,254 743 Fee income (1,359) (1,125) Interest expense 43,505 44,089 Interest income (435) (854) Management services reimbursement income—unconsolidated real estate entities (975) (1,156) Management services expense—unconsolidated real estate entities 975 1,156 Transaction-related expenses — 2,150 Unrealized loss on non-real estate investments 449 898 Gain on sale of real estate, net (10,023) — Impairment loss 18,476 — Loss on extinguishment of debt 1,858 — Other income (8) (143) Income tax provision 194 — General and administrative 18,483 19,710 Depreciation and amortization 93,085 91,854 NOI $ 85,201 $ 103,967 Add: HPP’s share of NOI from unconsolidated real estate entities 1,867 2,522 Less: NOI attributable to non-controlling interests 15,422 16,941 HPP’s share of NOI $ 71,646 $ 89,548 NOI Detail Same-store office cash revenues $ 150,951 $ 158,593 Straight-line rent 399 (3,233) Amortization of above/below-market leases, net 862 1,262 Amortization of lease incentive costs (657) (37) Same-store office revenues 151,555 156,585 Same-store studios cash revenues 17,204 19,144 Straight-line rent (196) 191 Amortization of lease incentive costs (9) (9) Same-store studio revenues 16,999 19,326 Same-store revenues 168,554 175,911 Same-store office cash expenses 63,994 62,800 Straight-line rent 372 376 Share/unit-based compensation expense 12 19 Amortization of above/below-market ground leases, net 639 639 Same-store office expenses 65,017 63,834 Same-store studio cash expenses 10,963 11,542 Share/unit-based compensation expense 31 51 Same-store studio expenses 10,994 11,593 Same-store expenses 76,011 75,427 Same-store NOI 92,543 100,484 Non-same-store NOI (7,342) 3,483 NOI $ 85,201 $ 103,967

Non-GAAP Reconciliations (continued)
Unaudited, in thousands

HUDSON PACIFIC PROPERTIES

RECONCILIATIONS OF NET LOSS TO ADJUSTED EBITDARE (ANNUALIZED) AND TOTAL UNSECURED AND SECURED DEBT TO CONSOLIDATED DEBT, NET AND HPP'S SHARE OF DEBT, NET

	Three Months Ended	
	3/31/25	3/31/24(1)
Net loss	$ (80,278)	$ (53,355)
Interest income—consolidated	(435)	(854)
Interest expense—consolidated	43,505	44,089
Depreciation and amortization—consolidated	93,085	91,854
EBITDA	55,877	81,734
Unconsolidated real estate entities depreciation and amortization	1,045	1,151
Unconsolidated real estate entities interest expense	1,916	1,740
EBITDAre	58,838	84,625
Share/unit-based compensation expense	5,139	6,567
Straight-line rent receivables, net	639	4,135
Non-cash amortization of above/below-market leases, net	(865)	(1,421)
Non-cash amortization of above/below-market ground leases, net	651	662
Amortization of lease incentive costs	667	139
Transaction-related expenses	—	2,150
Unrealized loss on non-real estate investments	449	898
Loss on debt extinguishment	1,858	—
Gain on sale of real estate, net	(10,023)	—
Impairment loss	18,476	—
Other income	(8)	(143)
Income tax provision	194	—
Other adjustments related to unconsolidated real estate entities	(177)	(202)
Adjusted EBITDAre	75,838	97,410
One-time termination of Quixote leases (cost-cutting initiatives)	6,250	—
Adjusted EBITDAre (excluding specified items)	82,088	97,410
Studio cash NOI	1,146	(2,428)
Office adjusted EBITDAre	83,234	94,982
x Annualization factor	4	4
Annualized office adjusted EBITDAre	332,936	379,928
Trailing 12-month studio cash NOI	2,108	(2,771)
Cash adjusted EBTIDAre for selected ratios	**335,044**	**377,157**
Less: Partners' share of cash adjusted EBITDAre	(62,415)	(64,279)
HPP's share of cash adjusted EBITDAre	**$ 272,629**	**$ 312,878**
Total consolidated unsecured and secured debt	4,198,667	4,048,067
Less: Consolidated cash and cash equivalents and restricted cash	(133,926)	(133,572)
Consolidated debt, net	**$ 4,064,741**	**$ 3,914,495**
Less: Partners' share of debt, net	(632,060)	(569,742)
HPP's share of debt, net	**$ 3,432,681**	**$ 3,344,753**
Consolidated debt, net/cash adjusted EBITDAre for selected ratios	**12.1x**	**10.4x**
HPP's share of debt, net/HPP's share of cash adjusted EBITDAre for selected ratios	**12.6x**	**10.7x**

(1) For Q1 2025, we refined our calculation of certain elements of Cash adjusted EBITDAre for selected ratios, HPP's share of cash adjusted EBITDAre, Consolidated debt, net, and HPP's share of debt, net in order to present a more comprehensive measure of performance. As part of this refinement, the calculation now includes the cash NOI of Quixote studios and services, which was previously excluded from the calculation and noted as such in prior period footnotes. To ensure comparability with the prior year period, we have retroactively applied the revised calculation to the results for Q1 2024. As a result, the amounts reflected for Q1 2024 differ from the amounts previously reported as follows (in thousands): (a) other adjustments to unconsolidated real estate entities decreased by $202, which resulted in a corresponding $202 decrease in Adjusted EBITDAre, Adjusted EBITDAre (excluding specified items) and Office adjusted EBITDAre; (b) Annualized office adjusted EBITDAre decreased by $808 and Trailing 12-month studio cash NOI decreased by $28,241, resulting in a corresponding decrease of $29,049 in Cash adjusted EBITDAre for selected ratios and HPP's share of cash adjusted EBITDAre; (c) Consolidated cash and cash equivalents and restricted cash increased by $19,267, resulting in a corresponding $19,267 decrease in Consolidated debt, net; (d) Partners' share of debt, net decreased by $4,496, resulting in a corresponding decrease in HPP's share of debt, net of $14,771; and (e) as a result of the foregoing, the ratio of Consolidated debt, net to cash adjusted EBITDAre for selected ratios increased by 0.7x and the ratio of HPP's share of debt, net to HPP's share of cash adjusted EBITDAre for selected ratios increased by 0.9x.

Page 31 of 32

Page 32 of 32 Non-GAAP Reconciliations (continued) Unaudited, in thousands RECONCILIATIONS OF TOTAL ASSETS TO HPP’S SHARE OF UNDEPRECIATED BOOK VALUE AND TOTAL UNSECURED AND SECURED DEBT TO HPP’S SHARE OF DEBT, NET 3/31/25 3/31/24(1) Total assets $ 7,998,391 $ 8,251,462 Add: Accumulated depreciation 1,909,788 1,778,850 Add: Accumulated amortization 191,852 187,681 Less: Partners’ share of consolidated undepreciated book value (1,403,575) (1,279,463) Less: Investment in unconsolidated real estate entities (227,856) (270,440) Add: HPP’s share of unconsolidated undepreciated book value 343,207 410,464 HPP’s share of undepreciated book value $ 8,811,807 $ 9,078,554 Total consolidated unsecured and secured debt $ 4,198,667 $ 4,048,067 Less: Consolidated cash and cash equivalents and restricted cash (133,926) (133,572) Consolidated debt, net $ 4,064,741 $ 3,914,495 Less: Partners’ share of debt, net (632,060) (569,742) HPP’s share of debt, net $ 3,432,681 $ 3,344,753 HPP’s share of debt, net/HPP’s share of undepreciated book value 39.0% 36.8% (1) For Q1 2025, we refined our calculation of certain elements of Consolidated debt, net, and HPP’s share of debt, net in order to present a more comprehensive measure of performance. To ensure comparability with the prior year period, we have retroactively applied the revised calculation to the results for Q1 2024. As a result, the amounts reflected for Q1 2024 differ from the amounts previously reported as follows (in thousands): (a) Consolidated cash and cash equivalents and restricted cash increased by $19,267, resulting in a corresponding $19,267 decrease in Consolidated debt, net; (b) Partners’ share of debt, net decreased by $4,496, resulting in a corresponding decrease in HPP’s share of debt, net of $14,771; and (c) as a result of the foregoing, the ratio of HPP’s share of debt, net to HPP’s share of undepreciated book value decreased by 0.2%.